Exhibit 15
November 4, 2019

Securities and Exchange Commission 100 F Street, N.E.
Washington, DC 20549

Re:     JPMorgan Chase & Co.

Registration Statements on Form S-3
(No. 333-222672)
(No. 333-222672-01)
(No. 333-230098)

Registration Statements on Form S-8
(No. 333-219702)
(No. 333-219701)
(No. 333-219699)
(No. 333-185584)
(No. 333-185582)
(No. 333-185581)
(No. 333-175681)
(No. 333-158325)
(No. 333-142109)
(No. 333-125827)
(No. 333-112967)

Commissioners:

We are aware that our report dated November 4, 2019 on our review of interim financial information of JPMorgan Chase & Co. and its subsidiaries (the “Firm”), which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements of the Firm referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933, such report should not be considered a part of such Registration Statements, and is not a report within the meaning of Sections 7 and 11 of that Act.

Very truly yours,
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017